                                                                  EXHIBIT 4.16

THIS WARRANT AND THE SHARES OF STOCK OF FINET HOLDINGS CORPORATION TO BE ISSUED UPON ANY EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY STATE SECURITIES LAWS AND ANY SALE, TRANSFER, PLEDGE OR OTHER DISPOSITION THEREOF MAY BE MADE ONLY (i) IN A REGISTRATION UNDER SAID ACT OR (ii) IF AN EXEMPTION FROM REGISTRATION UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS IS AVAILABLE AND THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL TO THAT EFFECT REASONABLY SATISFACTORY TO IT.

                           FINET HOLDINGS CORPORATION

                          COMMON STOCK PURCHASE WARRANT
                TO PURCHASE 1,949,867 SHARES OF THE COMMON STOCK
                          OF FINET HOLDINGS CORPORATION

                     This Warrant Expires December 23, 2003

Warrant No. 98-13

         THIS CERTIFIES that, subject to the terms and conditions set forth in this Warrant, BES INVESTIMENTO, S.A. (the "Holder") is entitled to purchase from Finet Holdings Corporation, a Delaware corporation (the "Company"), at any time or from time to time during the Exercise Period (as defined in Section 15 below) the number of fully paid and non-assessable shares of common stock, par value $.01 per share, of the Company (the "Shares") as provided herein upon surrender of this Warrant at the principal office of the Company, and, at the election of the Holder, upon payment of the purchase price at said office in cash or by cashier's check or by the wire transfer of funds in a dollar amount equal to the purchase price of the Shares for which the consideration is being given.

         This Warrant shall be exercisable for that number of Shares as set forth above.

         1. PURCHASE PRICE. The purchase price of one share of Common Stock (or such securities as may be substituted for one share of Common Stock pursuant to the provisions set forth below) (the "Warrant Price") shall be One Dollar and Twenty-Five Cents ($1.25).

         2. ADJUSTMENT OF WARRANT PRICE AND NUMBER OF SHARES. The number and kind of securities issuable upon the exercise of this Warrant shall be subject to adjustment from time to time upon the happening of certain events as follows:

              (a) ADJUSTMENT FOR DIVIDENDS IN STOCK. If, at any time on or after the date hereof, the holders of the Common Stock of the Company (or any shares of stock or other securities at the time receivable upon the exercise of this Warrant) shall have received, or, on or after the record date fixed for the determination of eligible stockholders, shall have become entitled to receive, without payment therefor, other or additional stock of the Company by way of dividend (other than as provided for in Section 2(b) below), then and in each such case, upon the exercise of this Warrant, the Holder shall be entitled to receive, in addition to the number of shares of Common Stock receivable and without payment of any additional consideration, the amount of such other or additional stock of the Company which the Holder would receive on the date of such exercise had it been the holder of record of such Common Stock on the date hereof and had thereafter, during the period from the date hereof to and including the date of such exercise, retained such shares and/or all other additional stock receivable by it during such period and given effect to all adjustments called for during such period by this Section 2.

              (b) ADJUSTMENT FOR CHANGES IN COMMON STOCK. In the event of changes in the outstanding Common Stock of the Company by reason of split-ups, recapitalizations, reclassifications, mergers, consolidations, combinations or exchanges of shares, separations, reorganizations, liquidations, or the like, the number and class of shares available under the Warrant in the aggregate and the Warrant Price shall be correspondingly adjusted by the Board of Directors of the Company. The adjustment shall be such as will give the Holder, upon exercise for the same aggregate Warrant Price, the total number, class, and kind of shares as the Holder would have owned had the Warrant been exercised prior to the event and had the Holder continued to hold such shares until after the event requiring adjustment.

          3. NO FRACTIONAL SHARES. No fractional shares of Common Stock will be issued in connection with any subscription under this Warrant. In lieu of any fractional shares which would otherwise be issuable, the Company shall pay cash equal to the product of such fraction multiplied by the fair market value of one share of Common Stock on the date of exercise as determined in good faith by the Company's Board of Directors.

         4. NO STOCKHOLDER RIGHTS. This Warrant shall not entitle its holder to any of the rights of a stockholder of the Company prior to its exercise.

         5. RESERVATION OF STOCK. The Company covenants that during the period this Warrant is exercisable, the Company will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of Common Stock upon the exercise of this Warrant. The Company agrees that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of Common Stock upon the exercise of this Warrant.

         6. EXERCISE OF WARRANT. This Warrant may be exercised by the Holder or its registered assigns, in whole or in part, by the surrender of this Warrant at the principal office of the Company, together with the attached form of subscription, duly executed, and accompanied by payment in full of the amount of the Warrant Price in the form described in this Warrant. Upon partial exercise of this Warrant, a new warrant or warrants containing the same date and provisions as this Warrant shall be issued by the Company to the Holder for the number of shares of Common Stock with respect to which this Warrant shall not have been exercised. A Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above, and the person entitled to receive the shares of Common Stock issuable upon such exercise shall be treated for all purposes as the holder of such shares of record as of the close of business on such date. As promptly as practicable on or after such date, the Company shall issue and deliver to the person or persons entitled to receive the shares, a certificate or certificates for the number of full shares of Common Stock issuable upon such exercise, together with cash in lieu of any fraction of a share as provided above.

         7. CERTIFICATE OF ADJUSTMENT. Whenever the Warrant Price is adjusted as provided in Section 2, the Company shall promptly deliver to the record holder of this Warrant a certificate of an officer of the Company setting forth the relevant Warrant Price or number of shares after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

         8. COMPLIANCE WITH SECURITIES ACT. The Holder, by acceptance of this Warrant, agrees that this Warrant and the shares of Common Stock to be issued upon its exercise (or shares of any security into which such Common Stock may be converted) (the "Shares") are being acquired for investment and that the Holder will not offer, sell, or otherwise dispose of this Warrant and any shares of Common Stock to be issued upon its exercise (or shares of any security into which such Common Stock may be converted) except under circumstances which will not result in a violation of the Securities Act of 1933, as amended (the "Securities Act"). Upon exercise of this Warrant, the Holder shall, if requested by the Company, confirm in writing its investment purpose and acceptance of the restrictions on transfer of the Shares.

         9.   REGISTRATION RIGHTS.

              (a) RIGHTS TO REGISTRATION. The Company shall use its best efforts to file with the SEC as promptly as practicable and thereafter shall use its best efforts to cause to be declared effective within ninety (90) days from December 23, 1998 (the "Issuance Date") a "shelf" registration statement on the appropriate form under the Securities Act providing for the registration of, and the sale on a continuous or delayed basis by the holders of, all of the Shares, pursuant to Rule 415 or any similar rule that may be adopted by the SEC (the "Shelf Registration Statement"). The Company shall use its best efforts to keep the Shelf Registration Statement continuously effective in order to permit the prospectus forming part thereof to be usable by Holders for a period ending on the earlier of (i) (x) the second anniversary of the Issuance Date,
(y) the expiration of the period following the Issuance Date after which Rule 144(k) under the Securities Act generally becomes available to non-affiliates of an issuer, or (z) in the event the Company has at any time suspended the use of the prospectus contained in the Shelf Registration Statement pursuant to this section, the date beyond the earlier of the periods referred to in clauses (x) and (y) that reflects an additional period of days equal to the number of days during all of the periods from and including the dates the Company gives notice of such suspension pursuant to this section to and including the date when holders of Shares receive an amended or supplemented prospectus necessary to permit resales of Shares under the Shelf Registration Statement or to and including the date on which the Company gives a resumption notice; or (ii) such time as all of the Shares covered by the Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement or pursuant to Rule 144 (in any such case, such period being called the "Shelf Registration Period"). The Company shall be deemed not to have used its best efforts to keep the Shelf Registration Statement effective during the requisite period if it voluntarily takes any action that would result in holders of Shares covered thereby not being able to offer and sell Shares during that period, unless such action, in the opinion of the Company after consulting with legal counsel, is required by applicable law.

                   Notwithstanding any other provisions of this Warrant, the Company will ensure that (i) any Shelf Registration Statement including any amendment and any prospectus including any supplement forming part thereof complies in all material respects with the Securities Act and the rules and regulations thereunder; (ii) any Shelf Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated herein or necessary to make the statements therein not misleading; and (iii) any prospectus forming part of any Shelf Registration Statement, and any supplement to such prospectus does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                   In addition, if, at any time during the period after the Issuance Date and ending ten (10) years thereafter, the Company shall determine to register under the Securities Act any shares of Common Stock to be offered for cash by it or others, pursuant to a registration statement on Form SB-1 or its equivalent (the "SB-1 Registration Statement" and, together with the Shelf Registration Statement, the "Registration Statements"), the Company will (i) promptly give written notice to Holder of its intention to file such SB-1 Registration Statement and (ii) at the Company's expense (which shall include, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel and independent accountants for the Company, and fees and expenses incident to compliance with state securities law, but shall not include fees and disbursements of counsel for Holder) include among the securities covered by the SB-1 Registration Statement such portions of the Shares then held by Holder as shall be specified in a written request to the Company within thirty (30) days after the date on which the Company gave the notice described in (i) above.

                   Upon receipt of such written request and of the Shares specified in the request (any shareholder requesting registration being individually called a "Selling Shareholder"), the Company shall (i) use its reasonable best efforts to effect the registration, qualification or compliance of the Shares under the Securities Act and under any other applicable federal law and any applicable securities or blue sky laws of jurisdictions within the United States; (ii) furnish each Selling Shareholder such number of copies of the prospectus contained in the SB-1 Registration Statement filed under the Securities Act (including preliminary prospectus) in conformity with the requirements of the Securities Act, and such other documents as the Selling Shareholder may reasonably request in order to facilitate the disposition of the Shares covered by the SB-1 Registration Statement; (iii) notify each Selling Shareholder, at any time when a prospectus relating to the Shares covered by such SB-1 Registration Statement is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus forming a part of such SB-1 Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and (iv) at the request of the Selling Shareholder, prepare and furnish to the Selling Shareholder any reasonable number of copies of any supplement to or amendment of such prospectus as may be necessary so that, as thereafter delivered to purchasers of the Shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

              (b) REGISTRATION OF UNDERWRITTEN OFFERING. If the offering of Common Stock to be registered by the Company pursuant to either of the Registration Statements is underwritten, each Selling Shareholder shall sell the Shares to or through the underwriter(s) of the Common Stock being registered for the account of the Company or others upon the same terms applicable to the Company or others. If the managing underwriter(s) reasonably determine that all or any portion of the Shares held by the Selling Shareholder should not be included in either of the Registration Statements, then notwithstanding anything to the contrary in this Section, the determination of such underwriter(s) shall be conclusive; provided, however, that if such underwriter(s) determine that some but not all of the Shares of the Selling Shareholder shall be included in the Registration Statement, the number of Shares owned by each Selling Shareholder to be included in the Registration Statement will be proportionately reduced in accordance with the respective written requests given as provided above.

              (c) INDEMNIFICATION. In the event that the Shares are included in a Registration Statement under this Section 9, the Company will indemnify and hold harmless each Selling Shareholder and each other person, if any, who controls such Selling Shareholder within the meaning of Section 15 of the Securities Act against any losses, claims, damages or liabilities, joint or several, to which such Selling Shareholder or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of are based upon any untrue statement or alleged untrue statement of any material fact contained in either of the Registration Statements pursuant to which the Shares were registered, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements not misleading, or arise out of or are based upon the failure by the Company to file any amendment or supplement to the Registration Statements that was required to be filed under the Securities Act, and will reimburse such Selling Shareholder and each such controlling person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action.

                  Notwithstanding the foregoing, the Company will not be liable in any such case to a Selling Shareholder to the extent that any such loss, claim, damage, or liability arises out of or is based upon an untrue statement or omission made in such Registration Statement, preliminary prospectus, final prospectus or amendment or supplement in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by or on behalf of that Selling Shareholder specifically for use in the preparation of such Registration Statement, preliminary prospectus, final prospectus, or amendment or supplement. It shall be a condition precedent to the obligation of the Company to take any action pursuant to this Section that the Company shall have received an undertaking satisfactory to it from each Selling Shareholder to indemnify and hold harmless the Company (in the same manner and to the same extent as set forth in this Section), each director of the Company, each officer who shall sign such registration statement, and any persons who control the Company within the meaning of the Securities Act, with respect to any statement or omission from such registration statement, preliminary prospectus, or any final prospectus contained therein, or any amendment or supplement thereto, if such statement or omission was made in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by the indemnifying party specifically for use in the preparation of such registration statement, preliminary prospectus, final prospectus, or amendment or supplement.

                  Promptly following receipt by an indemnified party of notice of the commencement of any action involving a claim referred to above in this
Section 9(c), such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action; provided, however, that any failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result and in any event shall not relieve it from any liability which it may have otherwise on account of this indemnity agreement. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 9 or Section 10 below
(whether or not the indemnified parties are actual or potential parties), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

              (d) BINDING PROVISIONS. The provisions of this Section 9 shall be binding on the successors of the Company.

              (e) CONFLICTS. To the extent that the Company's compliance with the obligations set forth in Sections 9(a) through 9(d) above would conflict with or otherwise cause a breach of or default under any of its existing obligations pursuant to any agreements to which it currently is a party, the Company's failure to comply with those obligations shall not be deemed a breach of this agreement.

              (f) TRANSFER OF REGISTRATION RIGHTS. The rights to cause the Company to register the Shares granted to the Holder by the Company under this Section 9 may be assigned by the Holder to a transferee or assignee of this Warrant or any of the Shares, provided that the Company is given written notice by the Holder at the time of or within a reasonable time after said transfer, stating the name and address of the transferee or assignee and identifying the Shares with respect to which the registration rights are being assigned.

         10.  CONTRIBUTION.

              (a) If the indemnification provided for in Section 9 above is for any reason unavailable or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to in Section 9, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party (i) in such proportion as is appropriate to reflect the relative benefits received by the Selling Shareholder on the one hand and the Company on the other hand from the offer and sale of the Purchase Shares pursuant to this Agreement, or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Selling

Shareholder on the one hand and of the Company on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

              (b) The relative fault of the Company on the one hand and the Selling Shareholder on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Selling Shareholder and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

              (c) The Company and the Selling Shareholder agree that it would not be just and equitable if a contribution pursuant to this Section 10 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this
Section 10 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

              (d) No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

              (e) For purposes of this Section 10, each person, if any, who controls the Selling Shareholder within the meaning of Section 15 of the Securities Act or Section 20 of the Securities Exchange Act of 1934 ("1934 Act") shall have the same rights to contribution as such Selling Shareholder, and each director of the Company, each officer of the Company, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company.

         11. SUBDIVISION OF WARRANT. At the request of the holder of this Warrant in connection with a transfer or exercise of a portion of the Warrant and upon surrender of this Warrant for such purpose to the Company, the Company at its expense (except for any transfer tax payable) will issue in exchange warrants of like tenor and date representing in the aggregate the right to purchase such number of shares of Common Stock as shall be designated by such holder at the time of such surrender; provided, however, that the Company's obligations to subdivide securities under this Section shall be subject to and conditioned upon the compliance of any such subdivision with applicable state securities laws and with the Securities Act.

         12.  NOTICES OF RECORD DATE. In case:

              (a) the Company shall take a record of the holders of its Common Stock (or other stock or securities at the time receivable upon the exercise of the Warrant) for the purpose of entitling them to receive any dividend or other distribution, or any rights to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right, or

              (b) of any capital reorganization of the Company, any reclassification of the capital stock of the Company, any consolidation or merger of the Company with or into another corporation, or any conveyance of all or substantially all of the assets of the Company to another corporation, or

              (c) of any voluntary dissolution, liquidation or winding-up of the Company;

              then, and in each such case, the Company will mail or cause to be mailed to each holder of a Warrant at the time outstanding a notice specifying, as the case may be, (i) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (ii) the date on which such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock or such other stock or securities at the time receivable upon the exercise of the Warrant shall be entitled to exchange their shares of Common Stock (or such other stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up. Such notice shall be mailed at least 30 days prior to the date therein specified.

         13. LOSS, THEFT, DESTRUCTION, OR MUTILATION OF WARRANT. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction, or mutilation of this Warrant, and in the case of loss, theft, or destruction, receipt of indemnity or security reasonably satisfactory to it and reimbursement to the Company of all reasonable expenses incidental thereto, and in the case of mutilation, upon surrender and cancellation of this Warrant, the Company will make and deliver a new Warrant of like tenor and dates as of such cancellation, in lieu of this Warrant.

         14. MISCELLANEOUS. This Warrant shall be governed by the laws of the State of California. The headings in this Warrant are for purposes of convenience and reference only and shall not be deemed to constitute a part of this Warrant. Neither this Warrant nor any term included may be changed, waived, discharged, or terminated orally but only by an instrument in writing signed by the Company and the registered holder. All notices and other communications from the Company to the Holder shall be by telecopy or expedited courier service to the address furnished to the Company in writing by the last holder of this Warrant who shall have furnished an address to the Company in writing.

         15. EXERCISE PERIOD. The Exercise Period shall mean the period commencing on December 23, 1998 and ending on December 23, 2003.

         ISSUED this 23rd day of December, 1998.

                                       FINET HOLDINGS CORPORATION



                                       By:___________________________________

                               FORM OF ASSIGNMENT
                           FINET HOLDINGS CORPORATION

         FOR VALUE RECEIVED the undersigned registered owner of this Warrant hereby sells, assigns, and transfers unto the Assignee named below all of the rights of the undersigned under the within Warrant, with respect to the number of shares of Common Stock set forth below:


Name of Assignee                Address                       Number of Shares
----------------                -------                       ----------------


The undersigned does hereby irrevocably constitute and appoint _______________ _______________________ Attorney to make such transfer on the books of FINET HOLDINGS CORPORATION maintained for the purpose, with full power of substitution in the premises.

Dated:______________________

                                           -----------------------------------
                                           Name of Warrant Holder

                                            Signature: _______________________

Witness: ________________________

                                SUBSCRIPTION FORM
                           FINET HOLDINGS CORPORATION

                 (To be executed only upon exercise of Warrant)


         The undersigned registered owner of this Warrant irrevocably exercises this Warrant for and purchases ________________ of the number of shares of Common Stock of FINET HOLDINGS CORPORATION purchasable with this Warrant, and herewith makes payment therefor, all at the price and on the terms and conditions specified in this Warrant.

Dated: _____________________


                                             ---------------------------------
                                             (Signature of Registered Owner)


                                             ---------------------------------
                                             (Street Address)


                                             ---------------------------------
                                             (City)     (State)     (Zip Code)